EXHIBIT 16.1


PRICEWATERHOUSECOOPERS
________________________________________________________________________________

                                                18th Floor Beijing Kerry Centre
                                                1 Guang Rua Lo
                                                Chao Yeng District
                                                Beijing 100020
                                                People's Republic of China
                                                Telephone - 86(10) 5561 2233
                                                Facsimile - 86(10) 8529 9000

March 15, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


RE:     Asian Star Development Inc

Dear Sir:

We have read Item 4 included in the Form 8-K dated March 15, 2002 of Asian Star Development Inc (Commission File Number 0-26029) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/PRICEWATERHOUSECOOPERS
-------------------------
PricewaterhouseCoopers






19th Floor, Beijing Kerry Centre, 1 GuangRua Lo, Chao Yeng District, Beijing 100020 People's Republic of China